Item 7
Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Forms S-8 (Numbers 33-36798, 33-53685, 33-54197, 333-56683 and 333-57221) and on Form S-3 (Number 33-58810) of Potomac Electric Power Company of our report dated January 21, 2000 contained in Exhibit 99 of the Current Report on Form 8-K of Potomac electric Power Company dated February 3, 2000.

PricewaterhouseCoopers LLP
Washington, D.C.
February 3, 2000